EXHIBIT A

                                 Promissory Note


$50,000.00                                              Date: February 19, 1997
                                                        Due: June 1, 1999


         On the sooner to occur of the initial public offering of the common stock of Compu-Dawn, Inc. or thirty (30) months after the date hereof the undersigned, for value received, promises to pay to the order of Mark Honigsfeld at 969 East End, Woodmere, New York, the sum of $50,000.00, payable in eight (8) quarterly installments of $6,250.00, the first installment due June 1, 1997, with interest at the rate of 10% per annum from the date hereof, payable quarterly commencing on June 1, 1997, on the principal remaining unpaid.

         This note evidences an indebtedness incurred under a loan commitment agreement dated January 21, 1997 between the undersigned, therein called the Borrower, and the payee, therein called the Lender, to which reference is made for a statement of the terms and conditions under which installments of this note may be paid prior to the due date and under which the due date of installments may be accelerated.

         Presentation and demand for payment, notice of dishonor, protest, and notice of protest are hereby waived.


                                              COMPU-DAWN, INC.


                                           By:/s/ Dong W. Lew
                                              ------------------
                                              DONG W. LEW, President



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